EFFECTIVE AUGUST 23, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2004

ENDWAVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31635	95-4333817
(Commission File No.)	(IRS Employer Identification No.)

776 Palomar Avenue
Sunnyvale, California 94085
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 522-3100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On September 20, 2004, Endwave Corporation (the “Company”) was advised by Ernst & Young LLP (“E&Y”) that it will resign as the Company’s independent registered public accounting firm effective upon the completion of services related to the review of the Company’s interim financial statements for the quarter ending September 30, 2004. The Company’s audit committee and management have commenced an immediate search for a new independent registered public accountant, including requesting proposals from other accounting firms.

The reports of E&Y on the Company’s financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s most recent two years ended December 31, 2003 and 2002 and the subsequent interim period there were no disagreements between E&Y and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, that, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of this Report to E&Y and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to this item. E&Y furnished such a letter, dated September 24, 2004, a copy of which is attached hereto as Exhibit 16.01. E&Y did not seek the Company’s consent to its resignation. As a result, the Company’s audit committee did not recommend or approve the resignation of E&Y.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

Exhibit No.	Exhibit Title
16.01	Letter dated September 24, 2004 to the Securities and Exchange Commission from Ernst & Young LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

Dated: September 24, 2004	By:	/s/ Julianne M. Biagini

Julianne M. Biagini
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
16.01	Letter dated September 24, 2004 to the Securities and Exchange Commission from Ernst & Young LLP